UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Starwood Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2010, Starwood Property Mortgage Sub-1, L.L.C. (“Mortgage Sub”), an indirect wholly-owned subsidiary of Starwood Property Trust, Inc., entered into a Loan Purchase and Sale Agreement (the “Purchase Agreement”) with Teachers Insurance and Annuity Association of America (the “Seller”) and Chicago Title Insurance Company, as escrow agent, for the purchase of a portfolio of 20 performing office and retail mortgage loans and B notes (collectively, the “Loans”) for approximately $510.0 million, subject to adjustment to include accrued and unpaid interest through the closing date of the Purchase Agreement.

The Purchase Agreement is subject to a limited number of closing conditions and is expected to close by the end of February 2010. The closing date for certain of the Loans may be extended up to two weeks to permit the Seller to satisfy certain conditions of the Purchase Agreement.

Item 8.01 Other Events.

On February 19, 2010, the Company issued a press release announcing Mortgage Sub’s entry into the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated February 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
Name: Andrew J. Sossen Title: Authorized Signatory

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated February 19, 2010

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